News Release

Investor Contacts:

Andrew Gibson

Edison Group

taronis@edisongroup.com

Taronis Closes $2.0 Million Combined Financing

Funding Expands Company’s Strategic Flexibility

TAMPA, FL – May 3, 2019 –Taronis Technologies, Inc. (“Taronis” or “the Company”) (NASDAQ: TRNX), a leading clean technology company in the renewable resources and environmental conservation industry, today announced the closing of a combined $2.0 million convertible debt and equity financing. Additional information regarding this transaction can be found in the 8-K filing dated May 3, 2019.

“The primary purpose for this funding is to facilitate the acceleration of several strategic business initiatives that will ultimately expand our optionality,” commented Scott Mahoney, Chief Executive Officer of Taronis. “Our financial position has greatly improved and is supported by a rapidly growing industrial gas business that is largely self-sufficient financially, now that all of our budgeted integration processes from our three recent acquisitions are complete.”

Mr. Mahoney continued, “On the other hand, our water decontamination business is still in the early stages of commercialization. The reality is that we will require additional funding to accelerate our blue-green algae solutions in Florida, as well as our commercial pilot sterilization project in North Carolina. We also anticipate incurring additional research, testing and independent validation costs to facilitate a scaled launch in these businesses. As a result, we are exploring several creative scenarios to unlock the value of each business segment independently.”

“We have identified what we believe is a compelling path forward for our shareholders. This financing enables us to fund immediate growth catalysts for both parts of our Company. It also enables us to eliminate the vast majority of our short term liabilities. Once this process is complete, we will be better prepared to explore implementing a wide range of immediate alternatives to unlock value for our shareholders. This may include acquisitions, spin-offs, joint ventures and several other significant strategic options that we plan to share with the market over the next few quarters,” concluded Mr. Mahoney.

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (TRNX) owns a patented plasma arc technology that enables two primary end use applications for fuel generation and water decontamination.

The Company’s fuel technology enables a wide use of hydrocarbon feedstocks to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene. The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: MagneGas Welding Supply – Southeast, LLC, MagneGas Welding Supply – South, LLC, and MagneGas Welding Supply – West, LLC. The Company operates 22 locations across California, Texas, Louisiana, and Florida.

The Company’s technology can also be implemented for the decontamination of waste water, including sterilizing water, eradicating all pathogens. The technology is being tested to determine if it can completely eliminate pharmaceutical contaminants such as antibiotics, hormones and other soluble drugs suspended in contaminated water. Lastly, the technology process is capable of reducing or eliminating other contaminants, such as harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. The technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets. For more information on Taronis, please visit the Company’s website at http://www.TaronisTech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.